Exhibit 99.1

SuRo Capital Corp. Reports Third Quarter 2022 Financial Results

Net Asset Value of $7.83 Per Share as of September 30, 2022

NEW YORK, NY, November 8, 2022 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: SSSS) today announced its financial results for the quarter ended September 30, 2022. Net assets totaled approximately $221.8 million, or $7.83 per share, at September 30, 2022 as compared to $9.24 per share at June 30, 2022 and $14.79 per share at September 30, 2021.

“As we previously mentioned, the first nine months of 2022 were the worst for equity markets in the past two decades. Simultaneously, there is a continued dramatic slowdown in the IPO market, with less than 40 IPOs in the US during the third quarter and more than 60% of IPOs being withdrawn, year to date. As macroeconomic challenges persist, we expect continued acceleration in the repricing of private securities. We are beginning to see bid-ask spreads start to narrow as increased discounts are reflected in the asking prices of private securities on the secondary markets. As a result, we believe continued pressure from declining macroeconomic conditions and the unfavorable IPO market will present compelling opportunities in the secondary market. Our considerable cash and US treasuries position of approximately $140.0 million allows us to be opportunistic in evaluating new, late stage, high-growth companies at increasingly compelling valuations,” said Mark Klein, Chairman and Chief Executive Officer of SuRo Capital.

“SuRo Capital continues its commitment to shareholder value-enhancing initiatives. Given the discount our stock has traded at compared to net asset value per share, we believe our active Share Repurchase Program and recent Modified Dutch Auction Tender Offer to be efficient and accretive deployments of capital. During the third quarter we initiated and executed the Modified Dutch Auction Tender Offer, resulting in the purchase of 2.0 million shares of common stock for $6.60 per share. Year to date, in combination with the Board authorization of an additional $15.0 million to the Share Repurchase Program, SuRo Capital has repurchased over 3.0 million shares of common stock with approximately $16.4 million remaining in the Board-authorized Share Repurchase Program. Subsequent to quarter-end, the Board has extended the Share Repurchase Program through October 31, 2023,” Klein concluded.

Investment Portfolio as of September 30, 2022

At September 30, 2022, SuRo Capital held positions in 39 portfolio companies – 32 privately held and 7 publicly held, some of which may be subject to certain lock-up provisions – with an aggregate fair value of approximately $157.7 million, excluding US treasuries. The Company’s top five portfolio company investments accounted for approximately 62% of the total portfolio at fair value as of September 30, 2022.

Top Five Investments as of September 30, 2022

Portfolio Company ($ in millions)	Cost Basis	Fair Value	% of Total Portfolio
Course Hero, Inc.	$15.0	$56.7	35.9%
Blink Health, Inc.	15.0	10.8	6.8
Orchard Technologies, Inc.	10.5	10.5	6.7
Architect Capital PayJoy SPV, LLC	10.0	10.0	6.3
StormWind, LLC	6.4	9.7	6.2
Total	$56.9	$97.7	61.9%

Third Quarter 2022 Investment Portfolio Activity

During the three months ended September 30, 2022, SuRo Capital funded the following new and follow-on investments (excluding US treasuries):

Portfolio Company	Investment	Transaction Date	Amount
Xgroup Holdings Limited (d/b/a Xpoint)(1)	Convertible Note	8/17/2022	$1.0 million
Orchard Technologies, Inc.(2)	Simple Agreement for Future Equity (SAFE)	9/2/2022	$0.5 million
Forge Global, Inc.(3)	Common Shares	9/30/2022	$0.9 million

(1)	Investment made through SuRo Capital Sports, LLC.
(2)	Represents a follow-on investment.
(3)	On and effective August 5, 2022, SuRo Capital notified Forge Global, Inc. of its intent to net exercise via cashless settlement its 230,144 common warrants in Forge Global, Inc. into 53,283 shares of Forge Global, Inc.'s public common stock, pursuant to the net exercise formula in the warrant agreement. The exercise was effectuated on September 30, 2022.

During the three months ended September 30, 2022, SuRo Capital exited or received proceeds from the following investments:

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price(1)	Net Proceeds	Realized Gain/(Loss)
Enjoy Technology, Inc.(2)	Various	947,297	$0.26	$0.2 million	($5.3 million)
NewLake Capital Partners, Inc.(3)	Various	15,310	$17.37	$0.3 million	<($0.1 million)
Palantir Lending Trust SPV I(4)	7/14/2022	N/A	N/A	$0.6 million	$0.6 million
Rent The Runway, Inc.(5)	Various	60,000	$5.00	$0.3 million	($0.6 million)
Residential Homes For Rent, LLC (d/b/a Second Avenue)(6)	Various	N/A	N/A	$0.3 million	$-
Rover Group, Inc.(7)	Various	257,192	$4.09	$1.1 million	$0.3 million

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of August 12, 2022, SuRo Capital had sold all its public common shares of Enjoy Technology, Inc.
(3)	As of September 30, 2022, SuRo Capital held 232,133 remaining NewLake Capital Partners, Inc. public common shares.
(4)	On July 14, 2022, a final payment was received for the remaining 512,290 Class A common shares of Palantir Technologies, Inc. that comprised the beneficial equity interest in underlying shares. The realized gain from SuRo Capital's investment in Palantir Lending Trust SPV I is generated by the proceeds from the sale of shares collateralizing the repaid promissory note to Palantir Lending Trust SPV I and attributable to the Equity Participation in Underlying Collateral.
(5)	As of September 30, 2022, SuRo Capital held 229,191 remaining Rent the Runway, Inc. public common shares.
(6)	During the three months ended September 30, 2022, approximately $0.3 million was received from Residential Homes For Rent, LLC (d/b/a Second Avenue) related to the 15% term loan due December 23, 2023. Of the proceeds received, approximately $0.3 million repaid a portion of the outstanding principal and the remaining was attributed to interest.
(7)	As of September 30, 2022, SuRo Capital held 106,854 remaining Rover Group, Inc. public common shares.

Subsequent to quarter-end through November 8, 2022, SuRo Capital exited or received proceeds from the following investments (excluding US treasuries):

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price(1)	Net Proceeds	Realized Gain/(Loss)
Rover Group, Inc.(2)	Various	106,854	$3.93	$0.4 million	$0.1 million
Kahoot! ASA(3)	10/19/2022	61,367	$2.12	$0.1 million	($0.2 million)
Residential Homes For Rent, LLC (d/b/a Second Avenue)(4)	10/31/2022	N/A	N/A	$0.1 million	$-

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of October 11, 2022, SuRo Capital had sold all its public common shares of Rover Group, Inc.
(3)	As of November 8, 2022, SuRo Capital held 38,305 public common shares of Kahoot! ASA, all of which are subject to lock-up restrictions.
(4)	On October 31, 2022, approximately $0.1 million was received from Residential Homes For Rent, LLC (d/b/a Second Avenue) related to the 15% term loan due December 23, 2023. Of the proceeds received, approximately $0.1 million repaid a portion of the outstanding principal and the remaining was attributed to interest.

Third Quarter 2022 Financial Results

	Quarter Ended		Quarter Ended
	September 30, 2022		September 30, 2021
	$ in millions	per share(1)	$ in millions	per share(1)
Net investment loss	$(3.8)	$(0.13)	$(2.2)	$(0.08)

Net realized gain/(loss) on investments	(5.1)	(0.17)	32.5	0.93

Net change in unrealized appreciation/(depreciation) of investments	(37.0)	(1.24)	(15.0)	(0.61)

Net increase/(decrease) in net assets resulting from operations – basic (2)	$(45.9)	$(1.54)	$15.2	$0.24

Dividends declared	-	-	(59.8)	(2.25)

Issuance of common stock from stock dividend	-	-	30.2	0.22

Repurchase of common stock(3)	(13.2)	0.11	-	-

Stock-based compensation	0.7	0.02	0.5	0.02

Increase/(decrease) in net asset value(2)	$(58.4)	$(1.41)	$(13.8)	$(1.77)

(1)	Based on basic weighted-average number of shares outstanding for the relevant period.
(2)	Total may not sum due to rounding.
(3)	Includes 2,000,000 shares repurchased via the Modified Dutch Auction Tender Offer at a price of $6.60 per share.

Weighted-average common basic shares outstanding were approximately 29.8 million and 27.6 million for the quarters ended September 30, 2022, and 2021, respectively. As of September 30, 2022, there were 28,333,661 shares of the Company’s common stock outstanding.

SuRo Capital’s liquid assets were approximately $154.3 million as of September 30, 2022, consisting of cash, US Treasuries, and securities of publicly traded portfolio companies not subject to lock-up restrictions at quarter-end.

Modified Dutch Auction Tender Offer

On August 1, 2022, our Board of Directors authorized a Modified Dutch Auction Tender Offer (“Tender Offer”) to purchase up to 2.0 million shares of our common stock at a price per share between $6.00 and $7.00, using available cash. In accordance with the Tender Offer, on September 12, 2022, the Company repurchased 2,000,000 shares, at a price of $6.60 per share representing 6.6% of its outstanding shares. The per share purchase price of properly tendered shares represents 71.4% of net asset value per share as of June 30, 2022.

Share Repurchase Program

Since inception of the Share Repurchase Program in August 2017, SuRo Capital has repurchased over 5.8 million shares of its common stock for an aggregate purchase price of approximately $38.6 million.

On March 13, 2022, the Company’s Board of Directors authorized a $15.0 million expansion of the Share Repurchase Program to $55.0 million. Year to date, under the Share Repurchase Program, the Company repurchased 1,008,676 shares of its common stock for approximately $8.3 million. The dollar value of shares that may yet be purchased by the Company under the Share Repurchase Program is approximately $16.4 million. The Share Repurchase Program is authorized through October 31, 2023.

Under the Share Repurchase Program, the Company may repurchase its outstanding common stock in the open market provided it complies with the prohibitions under its insider trading policies and procedures and the applicable provisions of the Investment Company Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended.

Conference Call and Webcast

Management will hold a conference call and webcast for investors at 2:00 p.m. PT (5:00 p.m. ET) on November 8, 2022. The conference call access number for U.S. participants is 866-580-3963, and the conference call access number for participants outside the U.S. is +1 786-697-3501. The conference ID number for both access numbers is 7689121. Additionally, interested parties can listen to a live webcast of the call from the "Investor Relations" section of SuRo Capital’s website at www.surocap.com. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed until 5:00 p.m. PT (8:00 p.m. ET) on November 15, 2022 by dialing 866-583-1035 (U.S.) or +44 (0) 20 8196 1480 (International) and using conference ID number 7689121.

Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital's beliefs, expectations, intentions, or strategies for the future, may constitute "forward-looking statements". SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of the COVID-19 pandemic and any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause SuRo Capital's actual results to differ from management's current expectations are contained in SuRo Capital's filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq: SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. SuRo Capital is headquartered in New York, NY and has offices in San Francisco, CA. Connect with the company on Twitter, LinkedIn, and at www.surocap.com.

Contact

SuRo Capital Corp.

(212) 931-6331

IR@surocap.com

Media Contact

Bill Douglass

Gotham Communications, LLC

Communications@surocap.com

SURO CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	September 30, 2022	December 31, 2021
ASSETS
Investments at fair value:
Non-controlled/non-affiliate investments (cost of $148,024,855 and $146,360,300, respectively)	$131,739,945	$231,768,290
Non-controlled/affiliate investments (cost of $41,140,804 and $41,211,183, respectively)	12,310,601	14,609,089
Controlled investments (cost of $19,883,894 and $19,883,894, respectively)	13,697,346	13,758,874
Total Portfolio Investments	157,747,892	260,136,253
Investments in U.S. Treasury bills (cost of $99,173,075 and $0, respectively)	99,226,000	—
Total Investments (cost of $308,222,628 and $207,455,377, respectively)	256,973,892	260,136,253
Cash	39,652,608	198,437,078
Proceeds receivable	—	52,493
Escrow proceeds receivable	653,791	2,046,645
Interest and dividends receivable	119,608	83,655
Deferred financing costs	572,771	621,719
Prepaid expenses and other assets(1)	889,174	937,984
Total Assets	298,861,844	462,315,827
LIABILITIES
Accounts payable and accrued expenses(1)	3,431,394	875,047
Accrued interest payable	—	175,000
Dividends payable	349,929	23,390,048
6.00% Notes due December 30, 2026(2)	73,296,910	73,029,108
Total Liabilities	77,078,233	97,469,203

Net Assets	$221,783,611	$364,846,624
NET ASSETS
Common stock, par value $0.01 per share (100,000,000 authorized; 28,333,661 and 31,118,556 issued and outstanding, respectively)	$283,337	$311,185
Paid-in capital in excess of par	330,271,551	350,079,409
Accumulated net investment loss	(61,969,423)	(50,124,597)
Accumulated net realized gain on investments, net of distributions	4,446,871	11,899,742
Accumulated net unrealized appreciation/(depreciation) of investments	(51,248,725)	52,680,885
Net Assets	$221,783,611	$364,846,624
Net Asset Value Per Share	$7.83	$11.72

(1)	This balance includes a right of use asset and corresponding operating lease liability, respectively.
(2)	As of September 30, 2022, the 6.00% Notes due December 30, 2026 (effective interest rate of 6.53%) had a face value $75,000,000. As of December 31, 2021, the 6.00% Notes due December 30, 2026 (effective interest rate of 6.13%) had a face value $75,000,000.

SURO CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
INVESTMENT INCOME
Non-controlled/non-affiliate investments:
Interest income	$26,747	$138,072	$338,484	$450,768
Dividend income	107,764	275,844	429,758	426,688
Non-controlled/affiliate investments:
Dividend income	—	—	—	102,632
Controlled investments:
Interest income	385,000	110,000	1,225,000	110,000
Total Investment Income	519,511	523,916	1,993,242	1,090,088
OPERATING EXPENSES
Compensation expense	1,836,808	1,500,061	5,456,771	4,139,263
Directors’ fees(1)	161,661	368,281	514,055	590,781
Professional fees	565,411	604,475	2,916,583	2,107,158
Interest expense	1,202,748	—	3,630,301	504,793
Income tax expense	74,497	(1,975)	82,238	7,648
Other expenses	487,619	276,552	1,238,120	841,241
Total Operating Expenses	4,328,744	2,747,394	13,838,068	8,190,884
Net Investment Loss	(3,809,233)	(2,223,478)	(11,844,826)	(7,100,796)
Realized Gain/(Loss) on Investments:
Non-controlled/non-affiliated investments	(5,141,097)	30,601,821	(3,940,668)	170,413,151
Non-controlled/affiliate investments	—	1,893,839	(70,379)	1,893,839
Net Realized Gain/(Loss) on Investments	(5,141,097)	32,495,660	(4,011,047)	172,306,990
Change in Unrealized Appreciation/(Depreciation) of Investments:
Non-controlled/non-affiliated investments	(34,763,904)	9,252,577	(101,639,973)	(6,078,092)
Non-controlled/affiliate investments	(1,866,488)	(24,389,188)	(2,228,109)	(2,727,465)
Controlled investments	(321,528)	112,833	(61,528)	207,194
Net Change in Unrealized Appreciation/(Depreciation) of Investments	(36,951,920)	(15,023,778)	(103,929,610)	(8,598,363)
Net Change in Net Assets Resulting from Operations	$(45,902,250)	$15,248,404	$(119,785,483)	$156,607,831
Net Change in Net Assets Resulting from Operations per Common Share:
Basic	$(1.54)	$0.55	$(3.92)	$6.39
Diluted(2)	$(1.54)	$0.55	$(3.92)	$6.11
Weighted-Average Common Shares Outstanding
Basic	29,781,801	27,619,062	30,542,611	24,506,181
Diluted(2)	29,781,801	27,619,062	30,542,611	25,705,099

(1)	For the three and nine months ended September 30, 2022 and the three months ended September 30, 2021, there were no potentially dilutive securities outstanding. For the nine months ended September 30, 2021, 0 potentially dilutive common shares were excluded from the weighted-average common shares outstanding for diluted net increase in net assets resulting from operations per common share.

SURO CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Per Basic Share Data
Net asset value at beginning of the year	$9.24	$16.56	$11.72	$15.14
Net investment loss(1)	(0.13)	(0.08)	(0.39)	(0.29)
Net realized gain/(loss) on investments(1)	(0.17)	0.93	(0.13)	7.03
Net change in unrealized appreciation/(depreciation) of investments(1)	(1.24)	(0.61)	(3.40)	(0.35)
Dividends declared	—	(2.25)	(0.11)	(5.25)
Issuance of common stock from stock dividend	—	0.22	—	0.38
Issuance of common stock from public offering(1)	—	—	0.01	—
Issuance of common stock from conversion of 4.75% Convertible Notes due 2023(1)	—	—	—	(1.91)
Repurchase of common stock(1)	0.11		0.08	—
Stock-based compensation(1)	0.02	0.02	0.05	0.04
Net asset value at end of period	$7.83	$14.79	$7.83	$14.79
Per share market value at end of period	$3.87	$12.91	$3.87	$12.91
Total return based on market value(2)	(39.53)%	30.46%	(68.91)%	71.32%
Total return based on net asset value(2)	(15.26)%	2.90%	(32.25)%	32.36%
Shares outstanding at end of period	28,333,661	28,781,016	28,333,661	28,781,016
Ratios/Supplemental Data:
Net assets at end of period	$221,783,611	$425,766,489	$221,783,611	$425,766,489
Average net assets	$278,994,914	$427,927,307	$340,160,110	$389,106,239
Ratio of net operating expenses to average net assets(3)	5.14%	2.41%	4.89%	2.81%
Ratio of net investment loss to average net assets(3)	(4.66)%	(1.92)%	(4.52)%	(2.43)%
Portfolio Turnover Ratio	0.85%	10.03%	3.47%	23.93%

(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Total return based on market value is based upon the change in market price per share between the opening and ending market values per share in the period, adjusted for dividends and equity issuances. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share in the period, adjusted for dividends and equity issuances.
(3)	Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.